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                                                                  EXHIBIT 10.29

                                   AGREEMENT
                                   ---------


          This Agreement (this "Agreement") is entered into this 21st day of October, 1996, by and between Intel Corporation ("Intel") and Virtual Mortgage Network, Inc. ("VMN").

                                    Recitals
                                    --------

     A. Intel and VMN are parties to that certain Rights Agreement, dated May 19, 1995 (the "Rights Agreement").

     B. Concurrently with the execution of this Agreement, Intel shall become a party to the Virtual Mortgage Network, Inc. Master Registration Rights Agreement (the "Master Agreement").

     C. By entering into this Agreement, the parties hereto desire to provide certain rights to Intel in addition to those rights contained in the Master Agreement.

                                   Agreement
                                   ---------

          In consideration of the foregoing and the mutual promises and covenants contained herein, the parties hereto hereby agree as follows:

     1.   Termination of Rights Agreement.
          -------------------------------

          Intel and VMN hereby agree that the Rights Agreement is hereby terminated in its entirety and that all rights and obligations of the parties under the Rights Agreement have been waived or satisfied as of the date hereof.

     2.   Reports.
          -------

          For fiscal years ending after the date of this Agreement, VMN agrees to deliver to Intel:

          a. as soon as practicable after the end of each fiscal year, and in any event within ninety (90) days thereafter, a balance sheet of VMN as of the end of such fiscal year and a statement of operations and a statement of sources and application of funds of VMN for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the two previous fiscal years, all in reasonable detail and audited by independent public accountants selected by VMN; and

          b. within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year, an unaudited consolidated profit or loss statement for such

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     fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter.

          c. After the consummation of the initial underwritten public offering of VMN's Common Stock, the requirements of this Section 2 shall be satisfied by VMN sending to Intel copies of all Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K (in each case without exhibits) which VMN files with the Securities and Exchange Commission at the time that VMN makes such filings.

     3.   Annual Plan.
          -----------

          Within ten (10) days of adoption by the Board of Directors, but not later than the beginning of each fiscal year of VMN, VMN shall submit to Intel an annual plan for such year which shall include quarterly capital and operating expense budgets, cash flow statements, manpower projections, projected balance sheets, profit and loss projections and sales projections for each month and for the end of such year itemized in such detail as the Board may reasonably determine. Approval of such budgets, statements and projections shall be required by at least a majority of the Board of Directors of VMN. If the annual plan is modified by the Board of Directors to reflect changes as a result of operating results and other events that occur during the year covered by the annual plan, copies of such modification shall be promptly submitted to Intel.

     4.   Board Visitation Rights.
          -----------------------

          Intel shall have the right, at Intel's expense, to designate a representative to attend all meetings of VMN's Board of Directors in a non-voting observer capacity, and, in this respect, VMN shall give Intel copies of all notices, minutes, consents and other materials that it provides to its directors: provided, however, that Intel shall agree to hold in confidence and
            --------  -------
trust all information so provided. Meetings to be held by telephone conference and actions to be taken by consent shall not be prohibited provided notice is given to Intel.

     5.   Right of First Offer.
          --------------------

          Subject to the terms and conditions specified in this Section 5, VMN hereby grants to Intel, a right of first offer with respect to future sales by VMN of its New Securities (as defined in subsection 5(d)(i)). For purposes of this Section 5, the term "Intel" includes any partners, shareholders or affiliates of Intel. Intel shall be entitled to apportion the right of first offer hereby granted among itself and its partners, shareholders and affiliates in such proportions as it deems appropriate.

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          a. In the event VMN proposes to issue New Securities, it shall give
     Intel written notice (the "Notice") of its intention stating (i) a description of the New Securities it proposes to issue, (ii) the number of shares of New Securities it proposes to offer, (iii) the price per share at which, and other terms on which, it proposes to offer such New Securities and (iv) the number of shares that Intel has the right to purchase under this Section 5, based on Intel's Percentage (as defined in Subsection 5(d)(ii)).

          b. Within thirty (30) days after the Notice is given (in accordance with Section 15), Intel may elect to purchase, at the price specified in the Notice, up to the number of shares of the New Securities proposed to be issued equal to Intel's Percentage. An election to purchase shall be made in writing and must be given to VMN within such thirty (30) day period (in accordance with Section 15).

          c. VMN shall have ninety (90) days after the last date on which Intel's right of first offer lapsed to enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within forty-five (45) days from the execution thereof) to sell the New Securities which Intel did not elect to purchase under this Section 5, at or above the price and upon terms not materially more favorable to the purchasers of such securities than the terms specified in the initial Notice given in connection with such sale. In the event VMN has not entered into an agreement to sell the New Securities within such ninety
     (90) day period (or sold and issued New Securities in accordance with the foregoing within forty-five (45) days from the date of such agreement), VMN shall not thereafter issue or sell any New Securities without first offering such New Securities to Intel in the manner provided in this
     Section 5.

               d. (i) "New Securities" shall mean any shares of, or securities convertible into or exercisable for any shares of, any class of VMN's capital stock; provided that "New Securities" does not include: (A) the shares of Series A Preferred Stock of the Company or the Common Stock issuable upon conversion thereof; (B) securities issued pursuant to the acquisition of another business entity by VMN by merger, purchase of substantially all of the assets of such entity, or other reorganization whereby VMN owns not less than a majority of the voting power of such entity; (C) up to 500,000 shares of VMN Common Stock and the shares of Common Stock issuable upon exercise of such options, issued pursuant to any arrangement approved by the Board of Directors to employees, officers and directors of, or consultants, advisors or other persons performing services for, VMN; (D) shares of VMN's

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          Common Stock or Preferred Stock of any series issued in connection with any stock split, stock dividend or recapitalization of VMN; (E) Common Stock issued upon exercise of warrants, options or convertible securities if the issuance of such warrants, options or convertible securities was a result of the exercise of the right of first offer granted under this Section 5 or was subject to the right of first offer granted under this Section 5; and (F) securities sold to the public in an offering pursuant to a registration statement filed with the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Act").

               (ii) The applicable "Percentage" for Intel shall be the number of shares of New Securities calculated by dividing (A) the total number of shares of Common Stock owned by Intel (assuming conversion of all outstanding shares of Preferred Stock) by (B) the total number of shares of Common Stock outstanding at the time the Notice is given (assuming conversion of all outstanding shares of Preferred Stock).

          e. The right of first offer granted under this section may be assigned by Intel to a transferee or assignee of its shares of VMN's stock. In the event that VMN shall assign its right of first offer pursuant to this Section 5 in connection with the transfer of less than all of its shares of VMN's stock, Intel shall also retain its right of first offer to the extent then applicable under this Section 5.

     6.   Put Right Upon Failure to Use ProShare(TM).
          --------------------------------------

          a. In the event that VMN uses a video conferencing solution other than Intel's ProShare(TM) with its product, Intel shall have the right, by delivering written notice (the "Redemption Notice") to VMN to cause VMN to purchase all shares of VMN stock owned by Intel at such time (the "Intel Shares"). The per share purchase price for the Intel Shares shall be the higher of: (i) the price Intel initially paid for the Intel Shares plus the amount of any declared but unpaid dividends thereon through the date of the Redemption Notice, plus 10% per annum, compounded annually, of the price Intel initially paid for the Intel Shares calculated from the date Intel purchased the Intel Shares through the date of the Redemption Notice; or
     (ii) the then current Fair Market Value (as defined in Section 6(b) below) of the Intel Shares as of the date of the Redemption Notice. The full purchase price for the Intel Shares shall be paid to Intel in cash by wire transfer or certified check. The put right granted pursuant to this
     Section 6 shall not be assignable to any transferee of the Intel Shares.

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     b. If VMN has Common Stock publicly traded at the time of such determination, "Fair Market Value" of the Intel Shares (on a fully converted basis) shall be equal to the average closing price of such Common Stock on the primary exchange on which such Common Stock is then traded (or the average of the closing bid and asked prices for such Common Stock, if then primarily traded on Nasdaq) over the 20 trading days prior to the date of the Redemption Notice. If there is no active public market, the Fair Market Value shall be the Fair Market Value thereof, as determined in good faith by the Board of Directors of VMN.

     7.   Employee and Other Stock Arrangements.
          -------------------------------------

          Each acquisition of any shares of capital stock of VMN or any option or right to acquire any shares of capital stock of VMN by an employee, consultant, officer or director of VMN will be conditioned upon the execution and delivery by VMN and such employee, consultant, officer or director of an agreement substantially in the form approved by the Board of Directors of VMN, providing, among other things, that such shares, when granted to an employee, consultant, officer or director, shall be subject to vesting at a rate that is not more rapid than the following schedule: 1/4th of the shares granted may vest after one year, and the balance of such shares may vest at a rate of 1/36th monthly thereafter.

     8.   Public Announcements.
          --------------------

          VMN shall not use Intel's name or refer to Intel directly or indirectly in connection with Intel's relationship with VMN in any advertisement, news release or professional or trade publication, or in any other manner, unless otherwise required by law or with Intel's prior written consent, which consent will generally not be granted. The parties agree that there will be no press release or other public statement issued by either party relating to this Agreement or the transactions contemplated hereby unless required by law. If VMN determines that it is required by law to file this Agreement with the SEC, it shall at a reasonable time before making any such filing, consult with Intel regarding such filing and seek confidential treatment for such portions of the Agreement as may be requested by Intel.

     9.   Term of the Agreement.
          ---------------------

          a. The rights granted to Intel pursuant to Sections 3, 4, 5, 6 and 7 of this Agreement shall terminate upon the earlier of (a) the date that Intel ceases to be a stockholder of VMN or (b) the date of the closing of the first underwritten public offering of VMN's securities to the general public that is effected with the Securities and

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     Exchange Commission under the Securities Act of 1933, as amended.

          b. All other rights granted pursuant to this Agreement shall terminate on the date that Intel ceases to be a stockholder of VMN.

     10.  Governing Law.
          -------------

          This Agreement shall be governed by the laws of the State of Delaware without regard to provisions regarding choice of laws.

     11.  Assignment.
          ----------

          Except as otherwise provided herein, no part of this Agreement may be assigned by either party without the prior written consent of the other party hereto.

     12.  Entire Agreement.
          ----------------

          This Agreement constitutes the entire understanding and agreement of the parties with regard to the subjects hereof; provided, however, that nothing
                                                ------------------
in this Agreement shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

     13.  Amendments.
          ----------

          This Agreement may be amended only with the written consent of both parties hereto.

     14.  Counterparts.
          ------------

          This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     15.  Notice.
          ------

          All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered, sent by facsimile to the number indicated below, sent by reputable overnight courier or mailed by registered or certified first class mail, postage prepaid, addressed as follows:

          If to Intel:        2200 Mission College Blvd.
                              Santa Clara, CA 95052
                              Fax No. (408) 765-7636

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          If to VMN:    4590 MacArthur Blvd., Suite 175
                              Newport Beach, CA 92660
                              Fax No. (714) 252-0797

or to such other addresses and phone numbers as VMN or Intel shall have furnished to the other party in writing. Notices hand delivered shall be effective upon delivery. Notices sent by facsimile shall be effective upon transmission. Notices sent by overnight courier shall be effective one day following deposit with such courier, and notices sent by first class mail shall be effective three days following deposit in the United States mail.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                              VIRTUAL MORTGAGE NETWORK, INC,.


                              By:/s/ JOHN D. MURRAY
                                 ----------------------------
                                    John D. Murray
                                    Chief Executive Officer



                              INTEL CORPORATION


                              By:____________________________
                              Name:__________________________
                              Title:_________________________

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